Exhibit 10.4

RESTRICTED STOCK GRANT AGREEMENT

WASHINGTON FEDERAL, INC.

THIS AGREEMENT is made this                      (hereinafter referred to as the “Date of Grant”) by and between Washington Federal, Inc. (the “Company”) and                     , an employee of the Company (the “Employee”).

WHEREAS, the Employee is currently xxxxxxx officer title of the Company; and

WHEREAS, the Company desires to grant to the Employee xxxx shares of restricted common stock, as described herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Company and the Employee agree as follows:

1.	Restricted Stock Grant. The Company hereby grants to Employee an award consisting of a total of x,xxx shares of common stock, $1.00 par value per share, of the Company (“Common Stock”), upon the terms and conditions set forth herein (“Restricted Common Stock”).

2.	Restriction Period. The maximum restriction period applicable to the Restricted Common Stock granted hereunder is xxx (x) years, except as otherwise provided herein. On xx/xx/xx, provided that the Employee remains in the continuous employ of the Company, one-seventh (1/7th) of the shares of Restricted Common Stock shall be released from restriction, distributed to the Employee and be vested and unrestricted. On each (Month and day of grant) of the second (2nd), third (3rd), fourth (4th), fifth (5th), sixth (6th) and seventh (7th) years following xx/xx/xx (date of grant), provided that the Employee remains in the continuous employ of the Company, an additional one-seventh (1/7th) of the shares of Restricted Common Stock shall be released from restriction, distributed to the Employee and be vested and unrestricted. If the employment of the Employee is terminated prior to the date any shares of Restricted Common Stock are vested for any reason (except as specifically provided in Sections 3 and 4 below), the Employee shall forfeit the right to any shares of Restricted Common Stock that have not theretofore been earned and vested.

Shares received through payment of stock dividends or stock splits shall be vested and unrestricted and delivered to the Employee.

3.	Death and Disability. Notwithstanding Section 2 above, all shares of Restricted Common Stock shall be deemed to be vested and unrestricted and shall be distributed to the Employee or his heirs, as applicable, in the event that the employment of the Employee terminates due to death or “Disability,” as defined in the Company’s 2001 Long-Term Incentive Plan (the “2001 Plan”), as of the Employee’s last day of employment with the Company.

4.	Change in Control. Notwithstanding Section 2 above, all shares of Restricted Common Stock shall be deemed to be vested and unrestricted and shall be distributed to the Employee in the event of a “Change in Control” of the Company, as defined in the 2001 Plan, as of the effective date of such change in control.

5.	Delivery of Stock. Whenever shares of Restricted Common Stock are released from restriction, the Company shall, subject to the implementation of an arrangement between the Company and the Employee to effect all necessary tax withholding, issue a certificate to the Employee for such unrestricted shares. Such certificate shall, however, reflect any applicable restrictions under federal securities laws. The Company shall follow all requisite procedures to deliver such certificates to the Employee; provided, however, that such delivery may be postponed to enable the Company to comply with any applicable procedures, regulation or listing requirements of any governmental agency, stock exchange or regulatory agency.

6.	Shareholder Rights. Employee shall have, with respect to the Restricted Common Stock, all of the voting rights of a shareholder of such Common Stock. Employee shall be paid, without restriction, all cash dividends paid on the Common Stock underlying the Restricted Common Stock.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers, and the Employee has hereunto set his hand, all as of the day first above written.

ATTEST:	WASHINGTON FEDERAL, INC.

By:
XXXXXXXXXX	XXXXXXXXX
President and CEO	Chairman

EMPLOYEE:

xxxxxxxxxxx